                          CERTIFICATE OF DESIGNATIONS

                                       OF

                                PREFERRED STOCK

                                       OF

                      INTERNATIONAL CABLETEL INCORPORATED

                               _________________

                       PURSUANT TO SECTION 151(G) OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                              ___________________

          The undersigned, Senior Vice President and the Secretary of International CableTel Incorporated, a Delaware corporation (the "COMPANY"), HEREBY CERTIFIES that (i) the Board of Directors, in accordance with Article IV, Section B of the Company's Restated Certificate of Incorporation and Section 151(g) of the Delaware General Corporation Law (the "DGCL"), has authorized the creation of the series of Preferred Stock hereafter provided for and has established the dividend, redemption, conversion and voting rights thereof and has adopted the following resolution, creating the following new series of the Company's Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted to the Board of Directors by the provisions of Article IV, Section B of the Restated Certificate of Incorpo ration of the Company and Section 151(g) of the DGCL, there is hereby created and autho rized the issuance of a new series of the Company's Preferred Stock, par value $.01 per share ("PREFERRED STOCK"), with the following powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and with the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferenc es and relative, participating, optional or other special rights and the qualifications, limita tions or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each series of Preferred Stock) hereinafter set forth:

          (1) DESIGNATION; NUMBER OF SHARES.  The designation of the series of
              -----------------------------
Preferred Stock, par value $.01 per share, of the Company created hereby shall be "5% Non-voting Convertible Preferred Stock, Series A" (including, in the case of any reclassifica tion, recapitalization, or other change to such Preferred Stock or, in the case of a consolida tion or merger of the Company with or into another Person affecting such Preferred Stock, such capital stock to which a holder of such Preferred Stock shall be entitled upon the occurrence of such event, the "CONVERTIBLE PREFERRED STOCK"). The authorized number of shares of Convertible Preferred Stock shall be 2,000, of which the number of shares of Convertible Preferred Stock initially issued by the Company shall be 780, which number may from time to time be increased or decreased (but not below the number then outstanding). Each share of Convertible Preferred Stock shall have a stated value of $100,000; provided that a share of Convertible Preferred Stock issued in accordance with subparagraphs (3)(d) or
(10)(a) may have a lesser stated value computed as provided in such subparagraphs (the "STATED VALUE").

          Any shares of Convertible Preferred Stock redeemed or otherwise acquired by the Company shall be retired and shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Preferred Stock by the Board of Directors.

          (2) CERTAIN DEFINITIONS.  Unless the context otherwise requires, the
              -------------------
terms defined in this paragraph (2) shall have, for all purposes of this Certificate of Designations, the meanings herein specified:

          "APPLICABLE PRICE" shall mean the aggregate of (A) in the event of a Non-Change Reorganization in which the holders of Common Stock receive cash, the amount of such cash receivable by the holder of one share of Common Stock (as such share is in effect immediately prior to the consummation of such Non-Change Reorganization); and (B) in the event of a Non-Change Reorganization in which the holders of Common Stock receive securities or other property which are traded on an established market (within the meaning of Treasury Regulation 1.1273-2(f)(1) of the Internal Revenue Code of 1986, as in effect on September 30, 1990), the average (or if there be more that one security or item of property the sum of the averages) of the daily Trading Prices of such securities and/or property receivable by the holder of one share of Common Stock (as such share is in effect immedi ately prior to such consummation) for the period of twenty consecutive Trading Days ending on the second Trading Day immediately preceding the applicable Conversion Date, date of occurrence of the Change of Control or Redemption Date, as the case may be, appropriately adjusted to take into account any stock dividend on such security or property, or any sub-division, split, combination, reclassification of such security or property that occurs or the "ex" date for which occurs on or prior to such Conversion Date, date of occurrence or Redemption Date.

          "AVERAGE MARKET PRICE" on any Determination Date, shall mean the average of the daily Closing Prices for the period of 20 consecutive Trading Days ending on the second Trading Day immediately preceding such Determination Date, appropriately adjusted to take into account any stock dividend on the Common Stock or any subdivision, split, combination or reclassification of the Common Stock that occurs, or the Ex-Dividend Date for which occurs, during the period following the first Trading Day in such twenty-Trading Day period to and including the Determination Date.

          "BOARD" shall mean the Board of Directors of the Company, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York and London, England are authorized to close or not obligated by law or executive order to open.

          "CHANGE OF CONTROL" shall mean:

          (i) the closing of the sale, lease or transfer of all or substantially all of the assets of the Company to any "PERSON" or "GROUP" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder;

               (ii) the liquidation or dissolution of the Company;

          (iii) any "PERSON" or "GROUP" (as defined in sub-paragraph (i) above), other than any Permitted Holder, becomes the "BENEFICIAL OWNER" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of all classes of the voting stock of the Company or its successor by merger or consolidation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company or such successor is substantially the same immediately after such transaction as it was immediately prior to such transaction, provided, however, that in the case of a
                                       --------  -------
tender offer by any "person" or "group" (as defined in subparagraph (i) above), other than any Permitted Holder, for such amount of voting stock and/or warrants or options to acquire such voting stock as would (if accepted in full) result in such "person" or "group" becoming the "beneficial owner" (each as defined above) of more than 35% of such total voting power, the Change of Control shall be deemed to occur on the date such tender offer is made; or

          (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

          "CHANGE OF CONTROL NOTICE" shall have the meaning set forth in paragraph (7)(b).

          "CHANGE OF CONTROL DENOMINATOR" shall mean an amount per share of Common Stock, determined as of the time immediately preceding the occurrence of the Change of Control, equal to the lesser of either (i) the Fixed Price; or
(ii) the value of the consideration per share of Common Stock receivable by a holder of Common Stock by reason of the Change of Control or, if no such consideration is receivable, then the Closing Price of a share of Common Stock as of such time.

          "CLOSING PRICE" shall mean, on any day:

          (i) the average between the high and low reported sale price of a share of Common Stock on and as reported by the Nasdaq Stock Market's National Market on such day;

          (ii) if the primary trading market for the Common Stock on such day is not the Nasdaq Stock Market's National Market, then the closing sale price regular way on such day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case as reported by the Nasdaq System, the National Quotations Bureau, Inc. or a comparable service;

          (iii) if the Closing Price on such day is not available pursuant to one of the methods specified above, then the average of the bid and asked prices for the Common Stock on such day as furnished by any New York Stock Exchange member firm selected from time to time by the Board for that purpose; or

          (iv) if the Closing Price on such day is not available pursuant to the method specified in (iii) above, the determination of Closing Price shall be determined in good faith by the Board exercising its reasonable discretion.

          "COMMON STOCK" shall mean the shares of common stock, par value $0.01 per share, of the Company, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Common Stock, or in the case of a consolidation or merger of the Company with or into another Person affecting the Common Stock, such capital stock to which a holder of Common Stock shall be entitled upon the occurrence of such event.

          "COMMON STOCK DIVIDEND AMOUNT" shall have the meaning set forth in subparagraph (3) (c).

          "COMPUTATION DATE" shall mean the earlier of (a) the date on which the Company shall enter into a firm contract or commitment for the issuance of Options or Convertible Securities or (b) the date of actual issuance of such Options or Convertible Securities.

          "CONVERSION DATE" shall have the meaning set forth in subparagraph
5(c).

          "CONVERTIBLE PREFERRED STOCK" shall have the meaning set forth in paragraph (1).

          "CONVERTIBLE SECURITIES" shall mean evidences of indebtedness or shares of stock which are, at the option of the holder hereof, convertible into or exchangeable for shares of Common Stock.

          "CURRENT MARKET PRICE" on the Determination Date for any issuance of Options or Convertible Securities or any distribution in respect of which the Current Market Price is being calculated, shall mean the average of the daily Closing Prices of the Common Stock for the shortest of:

               (i) the period of 20 consecutive Trading Days ending on the last full Trading Day before such Determination Date,

          (ii) the period commencing on the date next succeeding the first public announcement of the issuance of Options or Convertible Securities or the distribution in respect of which the Current Market Price is being calculated and ending on the last full Trading Day before such Determination Date , and

          (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the relevant issuance of Options or Convertible Securities or the relevant distribution for which an adjustment is required by the provisions of subpara-graphs (6) (a) (ii) or (iii), and ending on the last full Trading Day before such Determination Date.

          If multiple events occur which require adjustment pursuant to paragraph (6)(a), the adjustment required by each such event shall be given effect in the order of occur rence but without duplication.

          "DENOMINATOR" shall mean the Fixed Price on the applicable Determination Date or, if, on such Determination Date, the Average Market Price is greater than the Fixed Price on such Determination Date, then such Average Market Price.

          "DETERMINATION DATE" shall mean: (i) in the case of a dividend payment, the Record Date, (ii) in the case of a redemption payment, the related Redemption Date, (iii) in the case of a conversion, the applicable Conversion Date, (iv) in the case of a Change of Control, the date the Change of Control occurs, (v) in the case of a Liquidating Payment, the Liquidating Payment Date and (vi) in the case of any issuance of Options or Convertible Securities or any distribution to which subparagraphs (6) (a) (ii) or (iii) respectively apply, the earlier of (a) the record date for the determination of stockholders entitled to receive the Options, Convertible Securities, or the distribution to which such subparagraphs apply and (b) the Ex-Dividend Date for such Options, Convertible Securities or distribution.

          "DIVIDEND PAYMENT DATE" shall mean, for any Dividend Period, the last day of such Dividend Period, which shall be the fifteenth day of each June and December, commencing with December 15, 2001, or the next succeeding Business Day if any such day is not a Business Day.

          "DIVIDEND PERIOD" shall mean the period from the date that is the fifth anniversary of the Issue Date to but excluding the first Dividend Payment Date and, thereaf ter, each semi-annual period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

          "EX-DIVIDEND DATE" shall mean the date on which "ex-dividend" trading commences for a dividend, an issuance of Options or Convertible Securities or a distribution to which subparagraphs (6)(a) applies in the Nasdaq Stock Market's National Market or on the principal exchange on which the Common Stock is then quoted or traded.

          "FIXED PRICE", on any Determination Date, shall mean $40.00, subject to adjustment as prescribed in paragraph (6)(a).

          "ISSUE DATE" shall mean October 7, 1996.

          "JPPF" shall mean the Series A Junior Participating Preferred Stock of the Company issuable upon exercise of the Rights pursuant to the Rights Agreement.

          "JUNIOR STOCK" shall mean:

               (i) each class or series of common stock of the Company;

               (ii) the JPPF issuable upon exercise of the Rights;

          (iii) any other class or series of capital stock of the Company hereafter created, other than (a) any class or series of Parity Stock (except to the extent provided under clause (iv) hereof) and (b) any class or series of Senior Stock, and

          (iv) any class or series of Senior Stock or Parity Stock to the extent that it ranks junior to the Convertible Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (iii) above, a class or series of Senior Stock or Parity Stock shall rank junior to the Convertible Pre ferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Convertible Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series of Senior Stock or Parity Stock.

          "LIQUIDATING PAYMENT" shall mean an amount equal to the Liquidation Preference of a share of Convertible Preferred Stock or, if less, the amount payable in respect of one share of Convertible Preferred Stock pursuant to subparagraph (9) (a) upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

          "LIQUIDATING PAYMENT DATE" shall mean the date on which the Company makes the aggregate Liquidating Payment to all holders of outstanding shares of Convertible Preferred Stock.

          "LIQUIDATION PREFERENCE" measured per share of the Convertible Preferred Stock, shall mean an amount equal to (a) the Stated Value per share of Convertible Preferred Stock, plus (b) for purposes of determining the amount payable pursuant to paragraph (9) only, an amount equal to all dividends accrued but unpaid on such share, whether or not such unpaid dividends have been declared or there are funds of the Company legally available for the payment of dividends, to the Liquidating Payment Date.

          "NON-CHANGE REORGANIZATION" shall mean any of the following events, but only to the extent that such event does not also constitute a Change of
Control:

          (i) any consolidation or merger of the Company with another entity (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged),

               (ii) the sale or other transfer of all or substantially all of its assets to another entity,

          (iii) any reorganization or reclassification of the Common Stock or other equity securities of the Company (other than a transaction to which paragraph 6(a)(i) applies), and

          (iv) any statutory exchange of any shares of capital stock of the Company with another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation remains unchanged).

          "OPTION" shall mean any right, option or warrant entitling the holder thereof to subscribe for, purchase, or otherwise acquire Common Stock in the Company (other than the Rights).

          "PARITY STOCK" shall mean the Convertible Preferred Stock and any class or series of capital stock, whether now existing or hereafter created, of the Company to the extent ranking on a parity basis with the Convertible Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series, whether now existing or hereafter created, shall rank on a parity as to dividend, rights of redemption or rights on liquidation with the Convertible Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Convertible Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Convertible Preferred Stock. No class or series of capital stock that ranks junior to the Convertible Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Convertible Preferred Stock as to dividend rights or rights of redemption.

          "PERMITTED DESIGNEE" shall mean (i) a spouse or a child of a Permitted Holder, (ii) trusts for the benefit of a spouse or child of a Permitted Holder,
(iii) in the event the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or
(iv) any person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such person.

          "PERMITTED HOLDER" shall mean George S. Blumenthal, J. Barclay Knapp and their Permitted Designees.

          "PERSON" shall mean any individual corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organiza tion, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

          "PREFERRED STOCK DIVIDEND AMOUNT" shall have the meaning set forth in paragraph 3(d).

          "RECORD DATE" for the dividends payable on any Dividend Payment Date shall mean the date (not exceeding 45 days preceding such Dividend Payment Date) fixed by the Board as the record date for such Dividend Payment Date.

          "REDEMPTION AGENT" shall have the meaning set forth under paragraph 4(f).

          "REDEMPTION DATE" as to any share of Convertible Preferred Stock, shall mean the date fixed by the Board for the redemption of such share.

          "REDEMPTION NOTICE" shall have the meaning set forth in paragraph (4)
(c).

          "RIGHTS" means the rights issuable pursuant to the Rights Agreement.

          "RIGHTS AGREEMENT" means the rights agreement dated as of October 13, 1993 between the Company and Continental Transfer & Trust Company as rights agent.

          "REORGANIZATION UNIT" means the kind or amount of securities, cash or other property receivable upon consummation of a Non-Change Reorganization in substitution of or in exchange for a share of Common Stock as such share is in effect immediately prior to such consummation (provided that if the kind or amount of securities, cash or other property receivable upon consummation of such Non-Change Reorganization is not the same with respect to each such share, then the kind and amount of securities, cash or other property which shall be deemed receivable upon consummation of such Non-Change Reorganization with respect to each such share for purposes hereof shall be the kind and amount so receivable per share by a plurality of such shares).

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

          "SENIOR STOCK" shall mean any class or series of capital stock of the Company hereafter created to the extent ranking prior to the Convertible Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Convertible Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of Convertible Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Convertible Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Convertible Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Convertible Preferred Stock.

          "STATED VALUE" shall have the meaning set forth in paragraph (1).

          "TRADING DAY" shall mean a day on which the Nasdaq Stock Market's National Market or, if different, the principal exchange on which the Common Stock is quoted or traded is each open for the transaction of business.

          "TRADING PRICE" of a security or property for any day means the closing sale price regular way on such day, or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices of such security or property on such day on the applicable established market on which such security or property is traded.

          (3)  DIVIDENDS.
               ---------

          (a) Payment.  The holders of outstanding shares of Convertible
              -------
Preferred Stock shall be entitled to receive, when, as and if declared by the Board out of funds legally available therefor (without prejudice to paragraph
(3)(b)), cumulative dividends, in preference to dividends on any Junior Stock, from date that is the fifth anniversary of the Issue Date at the rate per annum of 5% of the Stated Value per share, rounded to the nearest cent, payable semi-annually in arrears on each Dividend Payment Date for each share of Convertible Preferred Stock outstanding on such Dividend Payment Date; provided, however,
                                                           --------  -------
that with respect to any Dividend Period during which a redemption or conversion occurs, the Board shall declare accrued dividends to, and pay such dividends on, the related Redemption Date or Conversion Date, respectively, in which case such dividends shall be payable on such Redemption Date or Conversion Date, respectively, to the holders of the shares of Convertible Preferred Stock as of a special record date (not to exceed 45 days preceding the payment date) for such dividend payment. Each dividend on the shares of Convertible Preferred Stock shall be payable to holders of record as they appear on the stock register of the Company on the Record Date or, as the case may be, the special record date for such dividend and, for purposes of calculating the accrual of dividends, dividends will accrue to, but not including, the date fixed for payment. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum of 5% of the Stated Value per share of Convertible Preferred Stock outstanding on such date for actual days elapsed from the date that is the fifth anniversary of the Issue Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is being made, based on a 365- or 366-day year, as the case may be, and (ii) as of any Dividend Payment Date (other than the first Dividend Payment Date), such amount shall be calculated on the basis of the rate per annum of 5% of the Stated Value per share of Convertible Preferred Stock outstanding on such date, based on a 360-day year of twelve 30-day months.

          Dividends on the outstanding shares of Convertible Preferred Stock will accrue on a daily basis (without interest or compounding) whether or not there are funds legally available for the payment of such dividends and whether
or not such dividends are declared.   Dividends will cease to accrue in respect
of shares of Convertible Preferred Stock on the date of their redemption or conversion.

          Accrued but unpaid dividends for any past Dividend Period or Dividend
Periods: (i) shall accrue additional dividends, from the Dividend Payment Date on which they were due, or would have been due but for want of declaration by the Board, at the rate of 7% per annum of the aggregate amount of such accrued but unpaid dividends per share of Convertible Preferred Stock outstanding, rounded to the nearest cent in accordance with the provisions of this paragraph (a) and such additional dividends shall be declared and paid at the times described in this paragraph
(3) and in one of the forms referred to in paragraph (3)(b) until such accrued but unpaid dividends have been paid in accordance with this paragraph (3); (ii) shall not bear interest and (iii) may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board. References in this Certificate to accrued dividends or arrearage of dividends shall, unless the context otherwise requires, be construed as including any additional dividends accrued pursuant to subparagraph (i) above. No interest, or sum of money in lieu of interest (except to the extent that such additional dividends are paid in cash pursuant to the provisions of this Certificate), shall be payable in respect of any accrued dividend payment or payments that may be in arrears.

          The shares of Convertible Preferred Stock will not be entitled to any dividend, whether payable in cash, Common Stock, additional Convertible Preferred Stock or other securities, assets or property, in excess of full cumulative dividends determined in accordance with the foregoing provisions of this paragraph (a).

          (b) Declaration and Manner of Payment of Dividends.  The Board shall
              ----------------------------------------------
declare and cause to be paid accrued but unpaid dividends, whether or not cumulated, on the Convertible Preferred Stock at the rates, times and one of the forms described herein to the maximum extent that the Company has funds legally available therefor; provided, however, that without prejudice to the accrual thereof, such dividends need not be declared or paid in cash to the extent the payment thereof is prohibited by the terms and provisions of any agreement of the Company referred to in paragraph (3)(e). Any dividends may be paid, in the sole discretion of the Board: (i) in cash out of funds legally available therefor; (ii) through the delivery of shares of Common Stock; (iii) through the delivery of additional shares of Convertible Preferred Stock; or (iv) through any combination of the foregoing forms of consideration elected by the Board in its sole discretion; provided, however, that if Board shall fail to declare and
                     --------  -------
cause to be paid an accrued dividend payment in cash on any Dividend Payment Date (whether or not there are unrestricted funds legally available for the payment of such dividends in cash), then, the Board shall declare and cause to be paid accrued dividends, whether or not cumulated, through the delivery of shares of Common Stock or additional shares of Convertible Preferred Stock to the extent permitted by applica ble law, regardless of the terms and provisions of any agreement of the Company of the type referred to in paragraph (3)(e) including any agreement relating to any indebtedness of the Company. If any dividend declared by the Board is to be paid, in whole or in part, through the delivery of shares of Common Stock or additional shares of Convertible Preferred Stock, each holder of Convertible Preferred Stock shall receive the same proportion of cash and/or shares of Common Stock and/or additional Convertible Preferred Stock (except for cash paid in lieu of fractional shares) delivered in payment of such dividend to other holders of shares of Convertible Preferred Stock.

          (c) Payment of Dividends by Delivery of Common Stock.  If the Company
              ------------------------------------------------
elects to pay any dividend payment, in whole or in part, by delivery of shares of Common Stock, the amount of such dividend payment to be paid per share of Convertible Preferred Stock in shares of Common Stock (the "COMMON STOCK DIVIDEND AMOUNT") shall be paid through the delivery to the holders of record of such shares of Convertible Preferred Stock on the Record Date for such dividend payment of a number of shares of Common Stock determined by dividing the Common Stock Dividend Amount by the Average Market Price. No fractional shares of Common Stock shall be delivered to a holder of shares of Convertible Preferred Stock, but the Company shall instead pay a cash adjustment deter mined as provided in paragraph (10)(b).

          (d) Payment of Dividends by Delivery of Additional Convertible
              ----------------------------------------------------------
Preferred Stock.  If the Company elects to pay a dividend payment, in whole or
---------------
in part, by delivery of additional shares of Convertible Preferred Stock, the amount of such dividend payment to be paid per share of Convertible Preferred Stock in additional shares of Convert ible Preferred Stock (the "PREFERRED STOCK DIVIDEND AMOUNT") shall be paid through the delivery to the holders of record of such shares of Convertible Preferred Stock on the Record Date for such dividend payment of a number of shares of Convertible Preferred Stock deter mined (i) if on such date the Fixed Price is higher than the Average Market Price, then by dividing (A) the product of multiplying Fixed Price by the Preferred Stock Dividend Amount by (B) the product of multiplying the Average Market Price of the Common Stock by the Stated Value, or (ii) if on such date the Fixed Price is lower than the Average Market Price, then by dividing the Preferred Stock Dividend Amount by the Stated Amount. No fractional shares of Convertible Preferred Stock shall be delivered to a holder of shares of Convertible Preferred Stock, but the Company shall instead, in its sole discretion, either
(i) pay an amount in cash (rounded to the nearest whole cent) equal to such fraction or (ii) issue a share of Convertible Preferred Stock having a Stated Value (rounded to the nearest whole cent) equal to such fraction.

          (e) Prohibitions on Cash Dividends.   Notwithstanding anything
              ------------------------------
contained in this Certificate to the contrary, but without effect on the accrual thereof, no cash dividends on shares of Convertible Company Preferred Stock shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including, without limitation, any agreement, contract, indenture, bond, note, debenture, guarantee or other instrument relating to or evidencing its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder; provided, however, that
                                                     --------  -------
nothing contained in this paragraph (e) shall alter, limit or restrict the Company's obligation to declare and pay accrued dividends, to the extent permitted by applicable law, through the delivery of shares of Common Stock or additional shares of Convertible Preferred Stock pursuant to the proviso contained in the second sentence of paragraph (3)(b), whether permitted by any such agreement or not.

          (f) Credit.  Any dividend payment made on the shares of Convert ible
              ------
Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of Convertible Preferred Stock.

          (g) Pro Rata.  All dividends paid with respect to the shares of
              --------
Convertible Preferred Stock shall be paid pro rata (as nearly as may be practicable) to the shareholders entitled thereto.

          (h) Priority.  Payment of dividends to the holders of shares of
              --------
Convertible Preferred Stock shall be subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph (8).

          (4) REDEMPTION AT THE OPTION OF THE COMPANY.
              ---------------------------------------

          (a) The shares of Convertible Preferred Stock will not be subject to the operation of any purchase, retirement, mandatory redemption or any sinking fund. Unless redeemed by the Company pursuant to this paragraph (4), or converted into shares of Common Stock pursuant to the provisions of paragraphs
(5) or (7), the Convertible Preferred Stock will be perpetual. At any time and from time to time the Company shall have the right to redeem, in whole or from time to time in part, the outstanding shares of Convertible Preferred Stock at a price equal to the aggregate Stated Value of the shares of Convertible Preferred Stock to be redeemed, together with an amount equal to all dividends accrued but unpaid thereon to the date fixed for redemption (the "REDEMPTION PRICE").

          If fewer than all of the outstanding shares of Convertible Preferred Stock are to be redeemed on any Redemption Date, the shares of Convertible Preferred Stock to be redeemed shall be chosen by the Company pro rata (as nearly as may be practicable) among all holders of outstanding shares of Convertible Preferred Stock, by lot or by such other method as the Board may
determine to be fair and appropriate.   The Company shall not be required to
register a transfer of (i) any shares of Convertible Preferred Stock for a period of 5 Business Days next preceding any selection of shares of Convertible Preferred Stock to be redeemed or (ii) any shares of Convertible Preferred Stock called for redemption.

          (b) Company's Right to Elect Manner of Payment of Redemption Price.
              --------------------------------------------------------------
The Company may effect the redemption of shares of Convertible Preferred Stock at the Redemption Price, in the sole discretion of the Board: (i) in cash out of funds legally available therefor, (ii) in exchange for and through the delivery of shares of Common Stock (iii) or through any combination of the foregoing forms of consideration elected by the Board in its sole discretion.

          (c) Notice of Redemption.  The Company shall provide notice of any
              --------------------
redemption of shares of Convertible Preferred Stock to holders of record of Convertible Preferred Stock to be called for redemption not less than 10 nor more than 60 days prior to the Redemption Date. Such notice (a "REDEMPTION NOTICE") shall, subject to paragraph (4)(f)(z), be provided in accordance with paragraph (15); provided, however, that neither failure to give such notice nor
                --------  -------
any defect therein shall affect the validity of the proceedings for the redemption of any shares of Convertible Preferred Stock to be redeemed.

          In addition to any information required by law, each Redemption Notice shall state, as appropriate, the following (and may contain such other information as the Company deems advisable):

          (A)  the Redemption Date;

          (B) that all outstanding shares of Convertible Preferred Stock are to be redeemed or, in the case of a redemption of fewer than all outstanding shares of Convertible Preferred Stock, the number of shares of Con vertible Preferred Stock to be redeemed;

          (C) the then applicable Redemption Price and the form or forms of consid eration that the Company has elected to pay and/or deliver upon such redemption and, if more than one form of consideration has been elected by the Company, the designated portions of the Redemption Price to be paid in each form of consideration so elected;

          (D) if the Company has elected to exchange and deliver shares of Common Stock in payment of the Redemption Price (or a designated portion thereof), the Company's computation of the number of shares of Common Stock exchangeable and deliverable as provided in subpara graph (4)(c) below;

          (E) the place or places in the United States or England and Wales where certificates for Convertible Preferred Stock to be redeemed are to be surrendered for redemption; and

          (F) that dividends on the shares of Convertible Preferred Stock to be redeemed shall cease to accrue on the Redemption Date (unless the Company defaults in making payment of the Redemption Price).

          (e) Redemption by Delivery of Common Stock.  If the Company elects to
              --------------------------------------
pay, in whole or in part, the Redemption Price in respect of shares of Convertible Preferred Stock in exchange for and through the delivery of shares of Common Stock, then the Company shall deliver to each holder of shares of Convertible Preferred Stock to be redeemed on the applicable Redemption Date a number of shares of Common Stock equal to the aggregate Redemption Price (or designated portion thereof) of such shares of Convertible Preferred Stock divided by the Average Market Price. No fractional shares of Common Stock shall be delivered to a holder of shares of Convertible Preferred Stock in payment of the Redemption Price, but the Company shall instead pay a cash adjustment determined as provided in paragraph (10)(b).

          (f) Deposit of Funds and/or Shares.  If on or before the applicable
              ------------------------------
Redemption Date: (x) the Company shall have deposited with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $250 million (the "REDEMPTION AGENT"), cash (including cash for any adjustment in lieu of delivering fractional shares) and/or shares of Common Stock, as applicable, sufficient to pay in full the aggregate Redemption Price (calculated through the Redemption Date) for such shares of Convertible Preferred Stock on such Redemption Date, (y) such cash and/or shares of Common Stock are readily available to, but only to, the holders of Convertible Preferred Stock in satisfaction of the obligations of the Company with respect to the payment of the Redemption Price and (z) the Company shall prior to the Redemption Date have so notified each record holder of Convertible Preferred Stock, which notice shall be given to each holder of Convertible Preferred Stock by courier and shall identify the Redemption Agent, its address and telephone and telecopier numbers and the contact person(s) at the Redemption Agent responsible for administration of the deposit then, effective as of the close of business on such Redemption Date (and notwith standing that any certificate therefor shall not have been surrendered for cancellation): (i) such shares of Convertible Preferred Stock shall no longer be deemed outstanding but any shares of Common Stock so deposited in accordance with this paragraph (f) for which such Convertible Preferred Stock was redeemed shall be deemed to be outstanding; (ii) the holders thereof shall cease to be holders of Convertible Preferred Stock but shall be shown on the records of the Company as holders of the Common Stock so deposited in accordance with this paragraph (f) in redemption of such Convertible Preferred Stock; (iii) dividends with respect to the shares so called for redemption shall cease to accrue on the Redemption Date but, subject to paragraph (4)(g), such holders shall be entitled to, any dividends which shall thereafter accrue on, and shall be entitled to exercise all other rights associated with, any shares of Common Stock so deposited in accordance with this paragraph (f) in redemption of such Convertible Preferred Stock; and (iv) all rights whatsoever with respect to the shares so called for redemption shall forthwith cease and terminate (except the right of such holders, upon the surrender of certificates evidencing the shares of Convertible Preferred Stock so redeemed, to receive the cash and/or Common Stock as applicable, payable or deliverable in payment of the Redemption Price therefor, and the applicable cash adjustment, if any, in lieu of fractional shares, without interest). Any cash and/or shares of Common Stock so deposited or set apart which shall remain unclaimed at the end of one year after the Redemp tion Date shall be returned or released to the Company, after which time the holders of shares of Convertible Preferred Stock called for redemption on such Redemption Date that remain outstanding after such one-year period shall look only to the Company for the payment of the Redemption Price for such shares, without interest.

          A deposit made in compliance with the immediately preceding sentence shall, except to the extent released or returned to the Company, be deemed to constitute full payment for the shares of Convertible Preferred Stock to be redeemed. Any interest accrued on funds so deposited shall be paid by the Redemption Agent to the Company from time to time. If any shares of Convertible Preferred Stock called for redemption on such Redemp tion Date are converted, in accordance with paragraphs (5) or (7), between the date such cash and/or shares of Common Stock are so deposited with the Redemption Agent and the close of Business on the Redemption Date, then the cash (including cash for any adjustment in lieu of delivering fractional shares) and/or shares of Common Stock, as applicable, so deposited for the redemption of such shares so converted shall be promptly thereafter returned by the Redemption Agent to the Company.

          (g) Surrender of Certificates; Status.  Each holder of shares of
              ---------------------------------
Convertible Preferred Stock to be redeemed shall not be entitled to receive payment of the Redemption Price for such shares until such holder shall surrender the certificates evidencing such shares duly endorsed by, or accompanied by, an instrument of transfer (in form reasonably satisfactory to the Company) duly executed by, the holder or such holder's duly authorized attorney-in-fact or, if the shares issuable upon redemption are to be issued in the same name as the name in which such share of the Convertible Preferred Stock is registered, in blank to the Redemption Agent (or to the Company if there is no Redemption Agent) at the place designated in the Redemption Notice for such redemption and shall thereupon be entitled to receive the consideration for such shares specified in the Redemption Notice in an aggregate amount equal to the Redemption Price for such shares. If fewer than all the shares of Convertible Preferred Stock represented by any such surrendered certificate are called for redemption, a new certificate shall be issued to each holder of Convertible Preferred Stock representing the unredeemed shares of Convertible Preferred Stock, if any, owned of record by such holder. Holders of shares of Convertible Preferred Stock that are redeemed on any Redemption Date shall not be entitled to receive dividends declared and paid on any shares of Common Stock exchangeable and deliverable in payment of the Redemption Price (or designated portion thereof) for such shares of Convertible Preferred Stock, and such shares of Common Stock shall not be entitled to vote, until such shares of Common Stock are delivered upon the surrender of the certificates representing such shares of Convertible Preferred Stock. Upon such surrender, such holders shall be entitled to receive such dividends declared and paid subsequent to such Redemption Date and prior to such delivery.

          (h) If any shares of Convertible Preferred Stock have been surren dered for conversion into Common Stock pursuant to paragraphs (5) or (7), then
(i) the Company shall not be obligated to redeem such shares and (ii) shares of Common Stock and any funds which shall have been deposited for the payment of the Redemption Price for such surrendered shares of Convertible Preferred Stock shall be returned to the Company immedi ately after such conversion (subject to declared dividends payable to holders of shares of Convertible Preferred Stock on the record date for such dividends being so payable, to the extent set forth in paragraph (5) or (7) hereof, regardless of whether such shares are con verted subsequent to such record date and prior to the related Dividend Payment Date).

          (i) Priority.  The right of the Company to redeem shares of
              --------
Convertible Preferred pursuant to this paragraph (4) shall be subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph (8).

          (5)  CONVERSION.
               ----------

          (a) Optional Conversion.  A holder of one or more shares of the
              -------------------
Convertible Preferred Stock shall have the right, exercisable at any time and from time to time after the Issue Date and before the date which is 5 days before the Redemption Date with respect to the affected shares, to convert shares of the Convertible Preferred Stock into such number of shares of Common Stock (calculated as to each conversion to the nearest 1/1000th of a share) as is equal to the aggregate Stated Value of the shares of Convertible Preferred Stock surrendered for conversion divided by the Denominator. In the case of shares of Convertible Preferred Stock called for redemption, conversion rights will expire at the close of business on the date which is 5 days before the Redemption Date. Holders of record of shares of the Convertible Preferred Stock at the close of business on a record date fixed for the payment of a dividend on such shares shall be entitled to receive the dividend notwithstanding the conversion of the shares prior to the dividend payment date. In addition to the right to receive accrued dividends not in arrears as provided for in paragraph (3)(a), if there is an arrearage of dividends in respect of any of the shares of Convertible Preferred Stock surrendered for conversion, upon such conversion the Company shall pay to the holder of the Convertible Preferred Stock so surrendered such arrearage: (i) in cash out of funds legally available therefor; (ii) through the delivery of shares of Common Stock; or (iii) through any combination of the foregoing elected by the Board in its sole discretion, in each case, subject to, and in accordance with, the provisions of paragraph (3). If the Company elects, or is required by proviso contained in paragraph (3)(b), to pay any dividend arrearage on the Convertible Preferred Stock, in whole or in part, in shares of Common Stock, each holder of the Convertible Preferred Stock entitled to such dividend payment shall be issued that number of shares of Common Stock equal to the aggregate amount of such dividend arrearage to be paid through the delivery of shares of Common Stock divided by the Average Market Price as of the Conversion Date (with a cash payment in lieu of the issuance of fractional shares determined in accordance with paragraph (10)). Except as provided above and in paragraph (3)(a), the Company shall make no other payment of or allowance for unpaid dividends, whether or not in arrears, on such Convertible Preferred Stock or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion. A share of Convertible Preferred Stock may be converted in whole or in part.

          (b) Conversion Procedure.  To exercise the conversion right, the
              --------------------
holder of each share of the Convertible Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Company or in blank, at any office of any transfer agent for the Convertible Preferred Stock in New York, New York previously appointed by the Company and identified in a notice given to the holders of Convertible Preferred Stock in accordance with paragraph (15), or, if no such transfer agent has been so appointed and identified, at the office of the Company and (whether or not a transfer agent has been so appointed and identified) shall give notice to the Company in accordance with paragraph (15) that such holder elects to convert the shares represented by such certificate or a portion thereof. Such notice shall also state the name or names (with address(es)) in which the certificate or certificates for the shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax required by the provisions of para graph (11). Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of the Convertible Preferred Stock is registered, be duly endorsed by, or be accompanied by an instrument of transfer (in form reasonably satisfactory to the Company), duly executed by the holder or such holder's duly authorized attorney-in-fact.

          (c) Issuance of Common Stock.  As promptly as practicable after the
              ------------------------
surrender of certificates for shares of the Convertible Preferred Stock for conversion, the giving of the notice and the delivery of the funds, if any, referred to in paragraph (5)(b) above, the Company shall issue and shall deliver to such holder, or on such holder's written order: (i) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such shares of Convertible Preferred Stock in accordance with the provisions of this paragraph (5); (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in paragraph (10)(b) below; and (iii) in respect of any part of any share of Convertible Preferred Stock that is surrendered for conversion in part, a new certificate for a share of Convertible Preferred Stock having a Stated Value (rounded to the nearest whole cent) equal to the part of the share surrendered that was not converted into shares of Common Stock. Each conversion with respect to any shares of the Convertible Preferred Stock shall be deemed to have been effected (irrespective of whether the Company shall have delivered certificates representing the Common Stock) on the date on which the certificates for shares of the Convertible Preferred Stock shall have been surrendered (accompanied by the funds, if any, required by paragraph (11) below), such notice shall have been given and such instruments of transfer, if any, shall have been delivered to the Company or the transfer agent as aforesaid, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes to be the record holder or holders of such Common Stock upon that date at that time (the "CONVERSION DATE").

          (d) No Fractional shares of Common Stock.  No fractional shares of
              ------------------------------------
Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of the Convertible Preferred Stock. If more than one share of the Convertible Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Convertible Preferred Stock so surrendered. Instead of any fractional share of Common Stock otherwise issuable upon conversion of any shares of the Convertible Preferred Stock, the Company shall pay a cash amount determined in accordance with paragraph (10)(b) below in respect of such fraction.

          (e) Reservation of shares of Common Stock.  The Company shall reserve
              -------------------------------------
out of its authorized but unissued Common Stock or its Common Stock held in treasury sufficient shares of Common Stock to permit the conversion of all of the outstanding shares of the Convertible Preferred Stock. The Company shall at no time permit the autho rized but unissued amount of its Common Stock to be insufficient to permit the conversion of all shares of the Convertible Preferred Stock at the time outstanding. All shares of Common Stock delivered upon conversion of the shares of the Convertible Preferred Stock will, upon delivery, be duly authorized and validly issued, fully paid and nonassessable, free from any adverse claims and preemptive rights with respect thereto.


          (6)  ADJUSTMENTS.
               -----------

          (a) Common Stock Dividends, Splits, Subdivisions and Combina tions.
              --------------------------------------------------------------
The Fixed Price shall be subject to adjustment from time to time as follows:

          (i) If, after the Issue Date, the Company shall (A) pay a dividend or make a distribution on its outstanding Common Stock in shares of its Common Stock, (B) split or subdivide its outstanding Common Stock into a greater number of shares or (C) combine its outstanding Common Stock into a smaller number of shares, then, in each case, the Fixed Price in effect immediately prior to such action shall be adjusted concurrently with the occurrence of such event and without any action on the part of the Company or any holder of Convertible Preferred Stock to that price determined by multiplying the Fixed Price in effect immediately prior to such event by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such time, and

          (2) the denominator of which shall be the total number of shares of Com mon Stock outstanding immediately after such time.

     An adjustment made pursuant to this paragraph (i) shall become effective immediately after the record date, in the case of a dividend or distribution (except as provided in paragraph (6)(e) below), and shall become effective immediately after the effective date in the case of a subdivision, split or combination.

          (ii) If, after the Issue Date, the Company issues Options or Convertible Securities to substantially all holders of Common Stock entitling them (for a period commencing no earlier than the record date for the determination of holders of Common Stock entitled to receive such Options or Convertible Securities and expiring not more than within 45 days after such record date) to subscribe for, purchase, otherwise acquire or convert into shares of Common Stock at a price per share less than the Current Market Price per share of such shares of Common Stock on such record date, then the Fixed Price in effect immediately prior to the Computation Date shall be adjusted on the Computation Date (without any action on the part of the Company or any holder of Convertible Preferred Stock) so that the same shall equal the price determined by multiplying the Fixed Price in effect immediately prior to such Computation Date by a fraction:

          (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the Computation Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock issuable pursuant to such Options or pursuant to the terms of such Convertible Securities would purchase at the then Current Market Price on such Computation Date, and

          (2) the denominator of which shall be the number of shares of Common Stock outstanding on such Computation Date plus the maximum number of additional shares of Common Stock issuable pursuant to all such Options or necessary to effect the conversion or exchange of all such Convertible Securities.

     To the extent of expiration, unexercised, of the right of conversion or exchange of any Convertible Securities, or to the extent of the expiration, unexercised, of any Options, or upon any increase in the minimum consideration receivable by the Company for the issuance of additional shares of Common Stock pursuant to such Convertible Securities or Options, in either case previously adjusted as aforesaid, then the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such Options shall no longer be computed as set forth above, and the Fixed Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Fixed Price made pursuant to the provisions of this paragraph (6)(a) after the Issue Date) had the adjustment of the Fixed Price made upon the issuance or sale of such Convertible Securities or the issuance of such Options not been made or made upon the basis of such increased minimum consideration, as the case may be. Such adjustment shall be made successively wherever any such Options or Convertible Securities are issued at a price below the Current Market Price therefor as in effect on the date of issuance. In determining whether any Options or Convertible Securities entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price therefor, and in determining the aggregate offering price of shares of Common Stock, there shall be taken into account any consideration received by the Company for such Options or Convertible Securities, the value of such consid eration, if other than cash, to be determined in good faith by the Board. Notwith standing the foregoing, if the Options or Convertible Securities are exercisable, convertible or exchangeable only upon the occurrence of certain triggering events or the arrival of a specified date, then the Fixed Price will not be adjusted until such triggering events or specified dates occur.

          (iii) If, after the Issue Date, the Company shall distribute, by way of dividend or otherwise, to all holders of Common Stock shares of any class of stock other than Common Stock, evidences of indebtedness or other assets (other than cash dividends out of current or retained earnings), or shall distribute to substantially all holders of Common Stock, Options (other than those referred to in paragraph (6)(a) (ii) above), then, in each such case, the Fixed Price shall be adjusted on the record date (without any action on the part of the Company or any holder of Convertible Preferred Stock) so that the same shall equal the price determined by multiplying the Fixed Price in effect immediately prior to the date of such distribution by a fraction:

               (1) the numerator of which shall be the Current Market Price of the Common Stock on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board) of the portion of the assets so distributed or of such subscription Options applicable to one share of Common Stock, and

               (2) the denominator of which shall be such Current Market Price of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of the holders of Common Stock entitled to receive such distribution.

          In addition to the foregoing, if, upon the occurrence of the Distribution Date (as defined in the Rights Agreement), the Company shall distribute the Rights: (x) the record holders of Convertible Preferred Stock on the Distribution Date (as so defined) shall be deemed to have been holders of Common Stock issued on or after the Merger (as defined in the Rights Agreement) and prior to the Distribution Date (as so defined) for purposes of the Rights Agreement; and (y) the Company shall make lawful and proper provision so that each such record holder shall receive, in addition to the shares of Common Stock which may then be issuable upon conversion pursuant to the provisions of this Certificate, the same number of Rights to which a holder of the number of shares of Common Stock into which the shares of Convert ible Preferred Stock held by such record holder was convertible immediately prior to the Distribution Date (as so defined) would have been entitled on such Distribution Date pursuant to the Rights Agreement if all the shares of Convertible Preferred Stock held by such record holder had been converted pursuant to the provisions of para-graph (5)(a) or, in the case where the Distribution Date (as so defined) occurs as a result of a Change of Control, paragraph (7)(a).

          (iv) Without prejudice to paragraph (8)(a) of this Certificate, if after the Issue Date, the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring an adjustment pursuant to paragraph (iii) of this paragraph) in an aggregate amount that, together with the aggregate amount of any other distributions to all holders of its Common Stock made in cash within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "DISTRIBUTION RECORD DATE") and in respect of which no adjustment pursuant to paragraph (iii) of this paragraph (6) or this paragraph (iv) has been made, exceeds 10% of the product of (A) the Current Market Price per share of the Common Stock on the Distribution Record Date times (B) the number of shares of Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Fixed Price shall be reduced on the Distribution Record Date (without any action on the part of the Company or any holder of Convertible Pre ferred Stock) so that the same shall equal the price determined by multiplying such Fixed Price in effect immediately prior to the effectiveness of the Fixed Price reduction contemplated by this paragraph (iv) by a fraction:

               (1) the numerator of which shall be the Current Market Price per share of the Common Stock on the Distribution Record Date less the amount of such cash and other consideration so distrib uted applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration, divided by the shares of Common Stock outstanding on the Distribution Record Date) of Common Stock; and

               (2) the denominator of which shall be such Current Market Price per share of the Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

     Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in paragraph (6)(e) below. Such adjustment shall be made successively whenever any such dividend or distribution shall be made.

          (v) All calculations under this paragraph (6)(a) shall be made to the nearest cent or nearest 1/1000th of a share of Common Stock.

          (vi) Notwithstanding anything to the contrary set forth in this paragraph (6), no adjustment shall be made to the Fixed Price (A) upon the issuance or distribution of Options or Convertible Securities (or upon the exercise of such Options or the conversion of such Convertible Securities) pursuant to any stock option, restricted stock or other incentive or benefit plan or stock ownership or purchase plan for the benefit of employees, directors or officers of the Company and its subsidiaries or any dividend reinvestment plan of the Company in effect or adopted on or before the Issue Date or approved by the stockholders or compensation committee of the Company after the Issue Date; (B) upon exercise of warrants to acquire Common Stock pursuant to a warrant agreement dated as of February 14, 1996 between the Company and Chemical Bank, as warrant agent; (C) upon exercise of the Rights or upon the issuance of the JPPF; (D) upon conversion of the Company's 7 1/4% Convertible Subordinated Notes Due 2005 or the Company's 7% Convertible Subordinated Notes Due 2008; (E) upon the issuance of Common Stock, Options or Convertible Securi ties, the exercise of Options or the conversion of Convertible Securities for which adjustment was previously made pursuant to paragraph (6)(a)(ii), (iii) or (iv); or (F) upon the deemed issuance of Common Stock (provided, however, that such issuance does
                                      --------  -------
     not involve an actual issuance of Common Stock) by reason of adjustments required pursuant to anti-dilution provisions applicable to securities of the Company as in effect on the Issue Date.

          (vii) The Company shall also be entitled to make such reductions, in addition to those required by paragraph 6(a)(i), (ii) and (iii), to the Fixed Price as it considers to be advisable in order to avoid or diminish any tax to holders of Common Stock, Options or Convertible Securities resulting from any stock dividends, subdivi sions of shares, distributions of Options or Convertible Securities (or any transaction which would be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) made by the Company. In addition, the Company from time to time may decrease the Fixed Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during the period. Whenever the Fixed Price is so decreased, the Company shall give holders of record of shares of Convertible Preferred Stock a notice of the decrease in accordance with paragraph (15) at least 15 days before the date the decreased Fixed Price takes effect, and such notice shall state the decreased Fixed Price and the period it will be in effect. A voluntary adjustment of the Fixed Price shall not change or adjust the Fixed Price otherwise in effect for purposes of this paragraph (6).

          (viii) If, at any time as a result of an adjustment made pursuant to paragraph (6)(a)(i), (ii) or (iii), the holder of any share of the Convertible Preferred Stock thereafter surrendered for conversion or redemption shall become entitled to receive any securities of the Company other than shares of the Common Stock, thereafter the number of such other securities so receivable upon conversion of any share of the Convertible Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (6)(a)(i) through
     (6)(a)(vii) above, and the other provisions of this paragraph (6)(a)(viii) with respect to the Common Stock shall apply on like terms to any such other shares.

          (b) (i) Non-Change Reorganizations.  If there is to occur any Non-
                  --------------------------
Change Reorganization, and there is determinable for the entirety of each Reorganization Unit (as hereinafter defined) to be issued in connection with such Non-Change Reorganization an Applicable Price (as hereinafter defined), then as a condition precedent to such Non-Change Reorganization proper provision shall be made such that each share of Convertible Preferred Stock, or each share of convertible preferred stock of the Company or its successor by merger or consolidation issuable to each holder of Convertible Preferred Stock in exchange or substitution therefor (provided, however, that such share of convertible preferred stock has the same Stated Value and substantially the same rights, benefits and privileges as a share of Convertible Preferred Stock), shall be convertible or redeemable upon and from and after the occurrence of such Non-Change Reorganization into, in lieu of Common Stock as provided herein (and without prejudice to the right of the Company or its successor to redeem convert ible preferred stock for cash in accordance herewith), a number of Reorganization Units determined as follows:

          (A) upon conversion at the option of the holder, that number of Reorganiza tion Units determined by dividing the Stated Value of such share by the higher of (x) the Fixed Price on the Conversion Date and (y) the Applicable Price of a Reorga nization Unit on the Conversion Date;

          (B) upon conversion resulting from the occurrence of a Change of Control, that number Reorganization Units determined by dividing the Stated Value of such share by the lesser of (x) the Fixed Price as of the Change of Control; and (y) the Applicable Price of a Reorganization Unit as of the time of occurrence of the Change of Control; and

          (C) upon redemption, that number of Reorganization Units determined by dividing the Stated Value of such share by the Applicable Price of a Reorganization Unit on the Redemption Date.

If there is to occur any Non-Change Reorganization, and any Reorganization Unit to be issued in connection with such Non-Change Reorganization does not have in whole or in part a determinable Applicable Price, then prior to the occurrence of such Non-Change Reorgani zation and on a basis such that the holders of Convertible Preferred Stock shall be holders of Common Stock for all purposes of such Non-Change Reorganization, the Company will redeem all Convertible Preferred Stock in accordance herewith. The Company shall not effect any Non-Change Reorganization unless prior to or simultaneously with the consumma tion thereof, the successor entity resulting from such consolidation or merger or the entity purchasing such assets or compelling such exchange, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. The provisions of this paragraph
(6)(b) shall similarly apply to successive Non-Change Reorganizations.

          (ii) Other Adjustments.  In the event that, as a result of an adjust
               ------------------
ment made pursuant to subparagraphs (6)(a) or (b), the holder of any Convertible Preferred Stock thereafter surrendered for conversion or redemption shall become entitled to receive any shares of capital stock of the Company other than shares of its Common Stock, thereaf ter the number of such shares issuable upon conversion or redemption of such security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in such paragraphs this
Article V.

               (c) Notices of Corporate Action.  If:
                   ---------------------------

          (i) the Company shall take any action which would require an adjustment of the Fixed Price pursuant to paragraph (6)(a); or

          (ii) the Company or the Board shall approve any Change of Control or a Non-Change Reorganization to which the Company is a party and for which approval of any Stockholders of the Company is required; or

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in each case, without prejudice to paragraph (7), the Company shall cause to be filed with the transfer agent for the Convertible Preferred Stock, if any, and shall cause to be given to the holders of shares of the Convertible Preferred Stock in accordance with paragraph (15), as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (B) the date on which the event giving rise to an adjustment of the type described in paragraph (6)(a), such a Change of Control, a Non-Change Reorganization, dissolution, liquidation or winding up may occur, as the case may be, is expected to become effective or occur, and, if earlier, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for stock of the Company, securities, cash or other property deliverable upon such Non-Change Reorganiza tion, dissolution, liquidation or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the action or transaction described in sub-paragraphs (i) through
(iii) above.

          (d) Notice of Adjustments.  Whenever any adjustment is required by the
              ---------------------
terms of paragraph (6)(a), the Company shall promptly cause a notice of such adjust ment and a computation thereof to be mailed to each registered holder of shares of the Convertible Preferred Stock.

          (e) Deferral of Issuance and Payment.  In any case in which paragraph
              --------------------------------
(6) shall require an adjustment be made immediately following a record date, the Company may elect to defer (but only until 5 Business Days following the mailing of the notice referred to in paragraph 6(d)) (i) issuing to the holder of any shares of the Convertible Preferred Stock converted after such record date the additional shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the conversion rate prior to adjustment, provided, however, that in lieu of the
                                     --------  -------
shares the issuance of which is so deferred, the Company shall issue or cause its transfer agent to issue due bills or other appropriate evidence of the right to receive such shares and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraphs 5(d) and (10)(b) hereof.

          (f) Listing of Common Stock.  The Company will list the shares of
              -----------------------
Common Stock required to be delivered as payment of dividends or upon redemption or conversion of shares of the Convertible Preferred Stock, prior to delivery, upon each national securities exchange, the Nasdaq Stock Market's National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

          (g) Provision of Information.   So long as any shares of Convertible
              ------------------------
Preferred Stock remain outstanding, the Company undertakes to provide without charge to each record holder of such shares copies of each: (i) annual report of the Company on Form 10-K filed pursuant Section 13(a) of the Exchange Act concurrently with such filing;

(ii) quarterly reports of the Company on Form 10-Q and current report of the Company on Form 8-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act concurrently with such filing; (iii) definitive proxy or information statement, form of proxy or other material of the Company filed pursuant to Section 14(a) of the Exchange Act concurrently with such filing; and (iv) notice, press release and other information delivered to holders of Common Stock generally concurrently with such delivery.

          (7) CONVERSION UPON CHANGE OF CONTROL OF THE COMPANY.
              ------------------------------------------------

          (a) Change of Control.  If a Change of Control with respect to the
              -----------------
Company shall occur, then all the shares of Convertible Preferred Stock then outstanding shall be deemed to have automatically converted effective as of the time immediately preceding such Change of Control, and shall be treated for all purposes as having been converted at such time, into such number of shares of Common Stock as is equal to the aggregate Stated Value of such shares of Convertible Preferred Stock divided by the Change of Control Denominator.

          (b) Notice.  Within 30 days after the occurrence of a Change of
              ------
Control the Company shall mail to each registered holder of shares of the Convertible Preferred Stock a notice (the "CHANGE OF CONTROL NOTICE") of the occurrence setting forth the following:

          (i) the event constituting the Change of Control;

          (ii) the Change of Control Denominator;

          (iii) the name and address of any paying agent and conversion agent appointed by the Company to assist the Company with the conversion and any payment in connection with the conversion of the shares of Convertible Preferred Stock; and

          (iv) all information required by applicable securities laws. The Change of Control Notice shall be given to the holders of record of the shares of the Convertible Preferred Stock in accordance with paragraph
     (15). No failure of the Company to give the foregoing notice nor any defect therein shall either limit the Change of Control conversion right hereunder or affect the validity of the conversion of any shares of Convertible Preferred Stock upon a Change of Control.

          (c) Change of Control Conversion Procedures.  Paragraph 5 hereof shall
              ---------------------------------------
apply to the conversion procedure following a Change of Control to the extent the procedures therein are not inconsistent with the provisions of this paragraph
(7). Dividends on shares of the Convertible Preferred Stock tendered for conversion shall cease to accrue from and after the Conversion Date.

          (8) LIMITATIONS ON DIVIDENDS AND REDEMPTIONS IN RESPECT OF COMPANY
              --------------------------------------------------------------
STOCK.
-----

          (a) Limitations on Junior Stock Dividends.  As long as any shares of
              -------------------------------------
Convertible Preferred Stock are outstanding, no dividends shall be paid or declared in cash on Junior Stock, nor shall any other distribution be made on any Junior Stock, unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Junior Stock dividend or distribution payment, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts, if any, then or therefore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any of its obligations to redeem any Parity Stock.

          (b) Limitations on Purchases of Junior Stock.  As long as any shares
              ----------------------------------------
of Convertible Preferred Stock are outstanding, no shares of any Junior Stock may be purchased, redeemed, or otherwise acquired by the Company or any of its Subsidiaries (except in connection with a reclassification of any Junior Stock through the issuance of other Junior Stock and/or Convertible Securities for shares of Junior Stock and cash in lieu of fractional shares in connection therewith or the purchase, redemption or other acquisition of any Junior Stock from any wholly-owned subsidiary), nor may any funds be set aside or made available for any sinking fund for the purchase, redemption or other acquisition of any Junior Stock, unless: (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such purchase, redemption or acquisition, to the extent such dividends are cumulative; (ii) the Company has paid or set aside all amounts if any, then or theretofore required to be paid or set aside for all purchases retirement, and sinking funds, if any, for any Parity Stock; and (iii) the Company is not in default on any, of its obligations to redeem any Parity Stock.

          (c) Junior Stock Dividends Otherwise Permitted.  Subject to the
              ------------------------------------------
provisions of paragraphs (8)(a) and 8(b), dividends or distributions (payable in cash, property or securities) may be declared and paid on the shares of any Junior Stock from time to time and any Junior Stock may be purchased, redeemed or otherwise acquired by the Company or any of its subsidiaries from time to time. In the event of the declaration and payment of any such dividends or distributions, the holders of such Junior Stock will be entitled, to the exclusion of holders of shares of Convertible Preferred Stock (but without prejudice of their right to convert such Convertible Preferred Stock to Common Stock or other securities in accordance herewith), to share therein according to their respective interests.

          (d) Limitations on Parity Stock Dividends and Redemptions.  As long as
              -----------------------------------------------------
any shares of Convertible Preferred Stock are outstanding, dividends or other distributions may not be declared or paid on any Parity Stock, and the Company may not purchase, redeem or otherwise acquire any Parity Stock (except (x) from any wholly owned subsidiaries of the Company or (y) in connection with a mandatory conversion or exchange of such Parity Stock or a conversion or exchange of such Parity Stock at the option of the holder for securities other than Parity Stock or Senior Stock and cash in lieu of fractional shares in connection therewith) unless either:

               (a) (i) full dividends on all Parity Stock have been paid, or declared and set aside for payment, for all dividend periods terminating on or prior to the date of such Parity Stock dividend, distribution, purchase, redemption or other acquisition payment, to the extent such dividends are cumulative;

               (ii) the Company has paid or set aside all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for any, Parity Stock; and

               (iii) the Company is not in default on any of its obligations to redeem any Parity Stock; or

               (b) with respect to the payment of dividends only, any such dividends are declared and paid pro rata so that the amounts of any dividends declared and paid per share on shares of Convertible Preferred Stock and each other share of such Parity Stock will in all cases bear to each other the same ratio that accrued and unpaid dividends (including any accumulation with respect to unpaid dividends for prior dividend periods, if such dividends are cumulative) per share on shares of Convertible Preferred Stock and such other share of Parity Stock bear to each other.

          (e) Certain Permitted Dividends and Redemptions.  Nothing contained in
              -------------------------------------------
this paragraph (8) shall prevent: (i) the payment of dividends or the making of distributions on any Junior Stock solely in shares of Junior Stock and/or Convertible Securi ties for shares of Junior Stock (together with a cash adjustment for fractional shares, if any) or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of, shares of Junior Stock and/or Convertible Securities for shares of Junior Stock; (ii) the payment of dividends or the making of distributions on any class or series of Parity Stock solely in (together with a cash adjustment for fractional shares, if any) shares of Junior Stock and/or Convertible Securities for shares of Junior Stock or the redemption, exchange, purchase or other acquisition of any class or series of Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or through the application of the proceeds from the sale of shares of Junior Stock and/or Convertible Securities for shares of Junior Stock or (iii) the conversion or exchange of Convertible Preferred Stock into shares of Common Stock (together with a cash adjustment for fractional shares, if any) and other securities, assets or property, if any pursuant to the provisions of paragraphs (4), (5), (6) or (7).

          (f) Waiver.  The provisions of subparagraphs (8)(a), (b) and (d) are
              ------
for the sole benefit of the holders of Convertible Preferred Stock and any other class or series of Parity Stock having the terms described therein and accordingly, at any time when (i) there are no shares of any such other class or series of Parity Stock outstanding or if the holders of each such other class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), and (ii) the holders of shares of Convertible Preferred Stock shall have waived (as provided in paragraph (16)) in whole or in part the benefit of such provision (either generally or in the specific instance), then the provisions of subparagraphs (8)(a), (b) and (d) shall not (to the extent waived, in the case of any partial waiver) restrict the payment of dividends or the making of distributions on, or the redemption, purchase or other acquisition of any shares of, Convertible Preferred Stock, any other class or series of Parity Stock or any Junior Stock.

               (9)  LIQUIDATION RIGHTS.
                    ------------------

          (a) Payment of Liquidation Preference.  If there is any liquidation,
              ---------------------------------
dissolution, or winding up of the Company, whether voluntary or involuntary, then the holders of shares of Convertible Preferred Stock then outstanding, after payment, or provision for payment of the debts and other liabilities of the Company and the payment or provision for payment of any distribution on any shares of Senior Stock, and before any distribution to the holders of Junior Stock, shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount per share of Convertible Preferred Stock in cash equal to the Liquidation Preference. If the assets of the Company available for distribution to the holders of the shares of Convertible Preferred Stock upon any dissolution, liquidation or winding up of the Company shall be insufficient to pay in full the Liquidation Preference payable to the holders of outstanding shares of Convertible Preferred Stock and the liquidation preference payable to all other shares of Parity Stock (as set forth in the instrument or instruments creating such Parity Stock), then the holders of shares of

Convertible Preferred Stock and of all other shares of Parity Stock shall share ratably in such distribution of assets in proportion to the amount which would be payable on such distribu tion if the amounts to which the holders of outstanding shares of Convertible Preferred Stock and the holders of outstanding shares of such other Parity Stock were paid in full. Except as provided in this subparagraph (9) (a) holders of Convertible Preferred Stock shall not be entitled to any distribution in the event of the liquidation, dissolution or winding up of the affairs of the Company.

          (b) Certain Events Not Deemed Liquidation, Etc.  For the purposes of
              ------------------------------------------
this paragraph (9) a Non-Change Reorganization shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

          (10) NO FRACTIONAL SHARES.
               --------------------

          (a) No Fractional Shares of Convertible Preferred Stock.  No
              ---------------------------------------------------
fractional shares of Convertible Preferred Stock shall be delivered to a holder of shares of Convertible Preferred Stock, but the Company shall instead, in its sole discretion, either (i) pay an amount in cash (rounded to the nearest whole cent) equal to such fraction or (ii) issue a share of Convertible Preferred Stock having a Stated Value (rounded to the nearest whole cent) equal to such fraction.

          (b) No Fractional Shares of Common Stock.  No fractional shares of
              ------------------------------------
Common Stock or scrip shall be issued in connection with the delivery of shares of Common Stock upon conversion of shares of Convertible Preferred Stock or in payment, in whole or in part, of any dividend, Redemption Price or Liquidating Payment. Whether or not a fractional share would be delivered to a holder of Convertible Preferred Stock shall be based upon, in the case of the payment, in whole or in part, of dividends, a Redemption Price or a Liquidating Payment pursuant to paragraphs (3), (4) or (9) , respectively, and, in the case of conversion pursuant to paragraphs (5) or (7), through the delivery of shares of Common Stock, on the total number of shares of Convertible Preferred Stock at the time held by such holder and the total number of shares of Common Stock otherwise deliverable in respect thereof. Instead of the issuance of a fraction of a share of Common Stock or scrip, the Company shall pay instead an amount in cash (rounded to the nearest whole cent) equal to the same fraction of the Closing Price of a share of Common Stock on the Trading Day immediately preceding the Determination Date.

          (11) PAYMENT OF TAXES.
               ----------------

          The Company shall pay any and all documentary, stamp or similar transfer taxes payable in respect of the delivery of shares of Common Stock, pursuant to paragraphs

(3), (4), (5), (7) or (9); provided, however, the Company shall not be required
                           --------  -------
to pay any such tax that may be payable because any such shares are issued in a name other than the name of the holder of such Convertible Preferred Stock.

          (12) NO PREEMPTIVE RIGHTS.  The holders of shares of Convertible
               --------------------
Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

          (13) VOTING RIGHTS.  (a)  The holders of shares of Convertible
               -------------
Preferred Stock shall have no voting rights, except as otherwise required by law and except as set forth in this paragraph (13). When and if the holders of Convertible Preferred Stock are entitled to vote by law or pursuant to this paragraph (13), each holder will be entitled to one vote per share.

          (b) Certain Changes to Charter.  For as long as any shares of
              --------------------------
Convertible Preferred Stock remain outstanding, the affirmative vote of the holders of at least a majority of such outstanding shares (voting separately as a class) given in Person or by proxy at an annual meeting or a special meeting called for such purpose, shall be necessary (i) before the Company may amend any of the provisions of this Certificate of Designations or the Restated Certificate of Incorporation of the Company which would alter or change the powers, preferences or special rights of the holders of the shares of Convert ible Preferred Stock then outstanding so as to affect them adversely; provided,
                                                                      --------
however, that:
-------

          (x) any such amendment that would authorize, create or increase the autho rized amount of any additional shares of Junior Stock or shares of any other class or series of Parity Stock (whether or not already authorized); and

          (y) any such amendment that would increase the number of authorized shares of Preferred Stock of the Company (but not the number of authorized shares of Convertible Preferred Stock) or that would decrease (but not below the number of shares then outstanding) the number of authorized shares of Preferred Stock (but not the number of authorized shares of Convertible Preferred Stock);

shall be deemed not to adversely affect such powers preferences or rights and shall not be subject to approval by the holders of shares of Convertible Preferred Stock; and (ii) before the Company may reclassify the outstanding shares of Convertible Preferred Stock into another class or series of capital stock of the Company; provided further, however, that no consent described in
                      -------- -------  -------
clause (i) of this paragraph of the holders of the shares of Convertible Preferred Stock shall be required if, at or prior to the time when such amendment is to take effect, provision is made for the redemption of all shares of Convertible Preferred Stock at the time outstanding.

          (c) Creation of Senior Stock.  No consent or vote of the holders of
              ------------------------
the shares of Convertible Preferred Stock shall be necessary before the Company or the Board may authorize, create or issue any class or series of Senior Stock.

          (d) No Other Vote.     Except as otherwise set forth in this paragraph
              -------------
(13) or as required by law, the holders of Convertible Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent or vote of such holders shall not be required for the taking of any corporate action by the Company or the Board. The provisions of this paragraph (13) are in lieu of, and not in addition to, any voting rights specified in the Restated Certificate of Incorporation as applicable to a series of Preferred Stock.

          (14) PAYMENTS.
               --------

          Payment of cash amounts due in respect of the Convertible Preferred Stock will be paid to the holders of shares of Convertible Preferred Stock (or, in the case of joint holders, the first-named) as appearing in the stock register of the Company for the Convert ible Preferred Stock as at opening of business (New York time) on the date specified in this Certificate for the purpose of determining the holders of Convertible Preferred Stock entitled to such payment, or, if no such date is specified, the fifteenth Business Day before the due date for such payment (the "PAYMENT RECORD DATE").

          Payments of cash amounts due in respect of the Convertible Preferred Stock will be made by a check in U.S. dollars drawn on a bank in New York and mailed to the address (as recorded in the stock register of the Company for the Convertible Preferred Stock) of the holder thereof (or, in the case of joint holders, the first-named) not later than the relevant date for payment unless, prior to the relevant Payment Record Date, the Company has received from the holder thereof (or, in the case of joint holders, the first-named) written instructions for payment to be made by wire transfer to a specified designated account. If the due date for payment of any cash amount in respect of the Convertible Preferred Stock is not a Business Day, then the holder thereof will not be entitled to payment thereof until the next following day which is a Business Day and, if such payment is to be made by transfer to a designated account rather than by check, a day on which commercial banks and foreign exchange markets settle payments in U.S. dollars in the place where the relevant designated account is located.

          (15)  NOTICES.
                -------

          Any notice or communication by a holder of Convertible Preferred Stock to the Company is duly given if in writing and delivered in person or mailed by first-class mail to the Company at its address as set forth in its then most recently filed Form 10-K or 10-Q, as the case may be.

          Any notice or communication to a holder of Convertible Preferred Stock shall be mailed by first-class mail to his address shown on the stock register of the Company for the Convertible Preferred Stock or, if there are more than 20 holders of record of the Convertible Preferred Stock and the Company in its sole discretion so elects, in a leading daily newspaper having general circulation in New York (which is expected to be the Wall Street Journal) or England and Wales (which is expected to be The Financial Times). Failure to mail a notice or communication to one holder or any defect in it shall not affect its sufficiency with respect to other holders.

          If a notice or communication is given in the manner provided in this paragraph (15) within the time prescribed by this Certificate, it shall be conclusively presumed to have been duly given, whether or not the person entitled to such notice receives it.

          (16) WAIVER.
               ------

          Any provision of this Certificate of Designations which, for the benefit of the holders of Convertible Preferred Stock, prohibits, limits or restricts actions by the Company may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case with the consent of the holders of at least a majority of the number of shares of Convertible Preferred Stock then outstanding, either in writing or by vote at a meeting called for such purpose at which the holders of Convertible Preferred Stock shall vote as a separate class.

          (17) EXCLUSION OF OTHER RIGHTS.
               -------------------------

          Except as may otherwise be required by law, the shares of Convertible Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate of Designations.

          (18) SEVERABILITY OF PROVISIONS.  Whenever possible, each provision of
               --------------------------
this Certificate of Designations shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or

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

invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

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

               The undersigned has signed this Certificate of Designations on
this 7th    day of  October, 1996.




                                    _______________________________________
                                    Senior Vice President & Secretary of
                                    International CableTel Incorporated






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